EXHIBIT 99.2

Investor Relations contact:	Media Relations contact:
Kristin Jordahl	Evan Birkhead
Director, Investor Relations	Vice President, Corporate Communications
(415) 343-7636	(212) 895-8728
kristin.jordahl@micromuse.com	evan.birkhead@micromuse.com

JULY 24, 2002

MEDIA ADVISORY:
MICROMUSE ACQUISITION OFFER ACCEPTED BY RIVERSOFT SHAREHOLDERS

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), a leading provider of service and business assurance software, today announced that all conditions of its offer to acquire all the shares of UK-based RiverSoft® (LSE: RSFT.L) for approximately £43 million in cash have been satisfied. Accordingly, the offer has been declared unconditional in all respects.

In accordance with Micromuse’s offer, announced on June 19, 2002, acceptances had, by 10:00 a.m. ET on July 23, 2002, been received in respect of 221,746,021 RiverSoft shares, representing approximately 90.8% of RiverSoft’s total issued share capital.

It is intended that RiverSoft will cancel its listing of Riversoft shares on the London Stock Exchange, and will be delisted effective August 21, 2002 (20 business days from this notice). Holders of RiverSoft shares who have accepted the offer will receive 17.75 pence in cash for each RiverSoft share.

More detail is provided in the official “Notice of Acceptance” below. Micromuse will discuss the completion of the acquisition during its earnings call on Monday July 29, 2002 at 5:00 pm ET.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is one of the leading providers of service and business assurance software. Micromuse’s recent list of awards includes the Crossroads A-List Award for Best IP Network Diagnosis Product for the Netcool®/Visionary™ application. In addition, Micromuse was recently recognized in the Forbes 500, Bloomberg’s Tech 100, the Barron’s 500, the Business Week Info Tech 100, Deloitte & Touche’s Technology Fast 500, the San Francisco Chronicle 500 and Network World’s NW200. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, One 2 One and Verizon. Headquarters are located at 139 Townsend Street,

San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. RiverSoft is a registered trademark of RiverSoft. All other trademarks and registered trademarks in this document are the properties of their respective owners.

Cautionary Note Regarding Forward-Looking Statements under the United States Private Securities Litigation Act of 1995: Information in this release that involves Micromuse’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Factors that would cause actual results to differ materially from those described in this announcement include: the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully RiverSoft within the Micromuse Group or to realise synergies from such integration; costs and terms related to the acquisition of RiverSoft; the economic environment of the industries in which Micromuse and RiverSoft operate; failure to retain RiverSoft management; regulatory change in the industry, the general economic environment; and other risk factors described in other documents Micromuse files from time to time with the SEC, including its recent filings on Form 10-K and Form 10-Q. All forward-looking statements included in this release are based upon information available to Micromuse as of the date of this release, and Micromuse, does not assume any obligation to update any such forward-looking statement. These statements made pursuant to the safe harbor provisions contained in the private Securities Litigation Reform Act of 1995 are not guarantees of future performance. Actual results could differ materially from current expectations.

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Notice of Acceptance

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO AUSTRALIA, CANADA OR JAPAN

MICROMUSE INC RECOMMENDED CASH OFFER FOR RIVERSOFT PLC

OFFER DECLARED WHOLLY UNCONDITIONAL

Micromuse Inc (“Micromuse”) announces that as at 3:00 p.m. (London time), 10:00 a.m. (New York City time) on Tuesday, 23 July 2002, the first closing date of the recommended cash offer (the “Offer”) made by Micromuse UK Limited, a wholly-owned subsidiary of Micromuse (the “Offeror”) and (outside the United States) by Credit Suisse First Boston (Europe) Limited (“CSFB”) on its behalf, for the whole of the issued and to be issued share capital of RiverSoft plc (“RiverSoft”), as set out in the offer document dated 24 June 2002 (the “Offer Document”) valid acceptances of the Offer had been received in respect of 221,746,021 RiverSoft Shares representing in aggregate approximately 90.8 per cent. of RiverSoft’s total issued share capital.

Micromuse is pleased to announce that all of the conditions of the Offer have now been satisfied or waived and, accordingly, the Offer has been declared unconditional in all respects.

The Offeror will shortly implement the procedures set out in Sections 428 to 430F of the Companies Act to acquire compulsorily, for 17.75 pence in cash, those RiverSoft Shares for which it has not received acceptances of the Offer. The Offeror will also procure that RiverSoft applies for cancellation of the listing of the RiverSoft Shares on the London Stock Exchange. The cancellation will take place following the expiry of a notice period of twenty business days commencing on the date of this announcement.

The Offer will remain open for acceptances until further notice. Forms of Acceptance not yet returned should be completed and returned in accordance with the instructions in the Offer Document and on the Forms of Acceptance so as to be received as soon as possible. The withdrawal rights of RiverSoft Shareholders have been terminated.

Holders of RiverSoft Shares who accept the Offer will receive 17.75 pence in cash for each RiverSoft Share.

Prior to the announcement of the Offer on 19 June 2002 the Offeror had received irrevocable undertakings to accept the Offer from Directors of RiverSoft and certain shareholders in respect of 142,975,675 RiverSoft Shares held by them, representing approximately 58.6 per cent. of RiverSoft’s total issued share capital. Valid acceptances have been received in respect of all of these RiverSoft Shares, which have been included in the total level of acceptances referred to above.

Save as disclosed in this announcement, neither Micromuse nor the Offeror nor any persons deemed to be acting in concert with Micromuse or the Offeror held any RiverSoft Shares (or rights over such shares) prior to the Offer Period and neither Micromuse nor the Offeror nor any persons deemed to be acting in concert with Micromuse or the Offeror since the commencement of the Offer Period have acquired or agreed to acquire any RiverSoft Shares (or rights over such shares). Unless the context otherwise requires, defined terms used in this announcement shall have the meanings given to them in the Offer Document.

This press announcement does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the Offer or otherwise. The full terms and conditions of the Offer (including details of how the Offer may be accepted) are set out in the Offer Document and the Form of Acceptance accompanying the Offer Document.

The availability of the Offer to holders of RiverSoft Shares who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Holders of RiverSoft Shares who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements. Unless otherwise determined by Micromuse and permitted by applicable law and regulation, the Offer is not being made, directly or indirectly, in or into, Australia, Canada or Japan and the Offer is not capable of acceptance from or within Australia, Canada or Japan. Accordingly, unless otherwise determined by Micromuse and permitted by applicable law and regulation, neither copies of this announcement nor any other documents related to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in, into or from Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.

CSFB is acting for Micromuse and the Offeror and for no one else in connection with the Offer and will not be responsible to anyone other than Micromuse and the Offeror for providing the protections afforded to clients of CSFB or for providing advice in relation to the Offer.

Cautionary Note Regarding Forward-Looking Statements under the United States Private Securities Litigation Act of 1995: Information in this release that involves RiverSoft’s, Micromuse’s, Micromuse UK’s and, assuming the business combination is completed, the combined company’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. The forward-looking statements contained in this announcement include statements about the feasibility and benefits of the acquisition of RiverSoft by Micromuse UK. Factors that would cause actual results to differ materially from those described in this announcement include: the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully RiverSoft within the Micromuse Group or to realise synergies from such integration; costs and terms related to the acquisition of RiverSoft; the economic environment of the industries in which Micromuse and RiverSoft operate; failure to retain RiverSoft management; regulatory change in the industry, the general economic environment; and other risk factors described in other documents Micromuse files from time to time with the SEC, including its recent filings on Form 10-K and Form 10-Q. All forward-looking statements included in this release are based upon information available to RiverSoft, Micromuse and Micromuse UK as of the date of this release, and neither RiverSoft, Micromuse, Micromuse UK nor the combined company assumes any obligation to update any such forward-looking statement. These statements made pursuant to the safe harbour provisions contained in the private Securities Litigation Reform Act of 1995 are not guarantees of future performance. Actual results could differ materially from each company’s current expectations.